NPK ANNOUNCES CHIEF FINANCIAL OFFICER RETIREMENT, INITIATES FINANCE LEADERSHIP SUCCESSION PLAN

THE WOODLANDS, TEXAS – September 2, 2026 – NPK International Inc. (NYSE: NPKI) (“NPK” or the “Company”) today announced that after nearly 20 years of service to the Company, Gregg Piontek, Senior Vice President and Chief Financial Officer (“CFO”), notified the Company of his intention to retire from the position of CFO on or before August 31, 2027, and upon the Board’s appointment of a successor Chief Financial Officer. Upon his retirement from the position, Mr. Piontek will be retained to support the CFO transition.
As part of NPK’s planned succession process, NPK has initiated a formal search for Mr. Piontek’s successor in consultation with a global executive search firm.
Since being named CFO in 2011, Mr. Piontek has served an instrumental role in the Company’s strategic transformation into a more profitable, predictable and higher returning growth business, including the complex sale of the Fluids Systems business. During his tenure, Mr. Piontek helped lead the disciplined deployment of capital in support of organic growth initiatives, strategic acquisitions, and returns to shareholders, culminating in significant value creation for shareholders, consistent with the Company’s value creation framework.
“The Board of Directors, our employees and I want to thank Gregg for his countless contributions to NPK over the past nearly two decades,” said Matthew Lanigan, President and CEO of NPK. “Gregg has led our financial organization with integrity, discipline, and strategic insight that has been critical in shaping the company we are today. It has been an honor to work alongside Gregg, and we are grateful for the strong foundation he leaves behind as we continue down our path of profitable growth and value creation. We congratulate Gregg on his well-deserved retirement.”
“Being a part of the NPK team for the past 20 years and serving as CFO during this important period of the Company’s evolution has been a great privilege,” said Gregg Piontek. “I’m extremely proud of the strategy we have implemented, the business and culture we’ve built, and the results we have delivered during this period. I look forward to working closely with my successor, supporting a seamless transition ahead of my planned retirement.”
The Company does not expect the CFO transition to affect its previously announced financial outlook or strategic priorities.
In connection with Mr. Piontek’s pending retirement, the Board appointed Matthew Warren as the Company’s Chief Accounting Officer (“CAO”) effective August 31, 2026. Mr. Warren succeeds Mr. Piontek as the Company’s principal accounting officer. Prior to his appointment as CAO, Mr. Warren, has served as the Company’s Vice President of Accounting & Financial Reporting since April 2026. He served as the Company’s Corporate Controller from June 2022 through April 2026 and as Director of Financial Reporting and Assistant Corporate Controller from April 2018 through June 2022. Mr. Warren is a Certified Public Accountant, began his career at Deloitte & Touche, and has a Masters in Professional Accounting and Bachelors of Business Administration from the University of Texas at Austin.

ABOUT NPK INTERNATIONAL
NPK International Inc. is a worksite access solutions company that manufactures, sells, and rents recyclable composite matting products, along with a full suite of services, including planning, logistics, and site restoration. The Company delivers superior quality and reliability across critical infrastructure markets, including electrical transmission and distribution, oil and gas exploration, pipeline, renewable energy, petrochemical, construction, and other industries. For more information, visit our website at npki.com.
FORWARD-LOOKING STATEMENTS
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical facts are forward-looking statements. Words such as “will,” “may,” “could,” “would,” “should,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “guidance,” and similar expressions are intended to identify these forward-looking statements but are not the exclusive means of identifying them. These statements are not guarantees that our expectations will prove to be correct and involve a number of risks, uncertainties, and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by NPK, particularly its Annual Report on Form 10-K, and its Quarterly Reports on Form 10-Q, as well as others, could cause actual plans or results to differ materially from those expressed in, or implied by, these statements. These risk factors include, but are not limited to, risks related to our ability to generate organic growth; economic and market conditions that may impact our customers’ future spending; customer concentration; the effective management of our fleet, including our ability to properly manufacture, safeguard, and maintain our fleet; international operations; manufacturing capacity expansion projects; operating hazards present in our and our customers’ industries and substantial liability claims; our contracts that can be terminated or downsized by our customers without penalty; our product offering and market expansion; our ability to attract, retain, and develop qualified leaders, key employees, and skilled personnel; expanding our services in the utilities sector, which may require unionized labor; the price and availability of raw materials; inflation; capital investments and business acquisitions; market competition; technological developments and intellectual property; severe weather, natural disasters, and seasonality; public health crises, epidemics, and pandemics; our cost and continued availability of borrowed funds, including noncompliance with debt covenants; environmental laws and regulations; legal compliance; the inherent limitations of insurance coverage; income taxes; cybersecurity incidents or business system disruptions; complications with the design or implementation of our updated enterprise resource planning system; activist stockholders that may attempt to effect changes at our Company or acquire control over our Company; share repurchases; and our amended and restated bylaws, which could limit our stockholders’ ability to obtain what such stockholders believe to be a favorable judicial forum for disputes with us or our directors, officers or other employees. We assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by securities laws. NPK’s filings with the Securities and Exchange Commission can be obtained at no charge at sec.gov, as well as through our website at npki.com.
INVESTOR RELATIONS CONTACT
Investors@npki.com
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